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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated October 2, 2001, with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended July 31, 2001, in the following:


     - Form S-8 (No. 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors;

     - Form S-8 (No. 333-60366) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors, as amended;

     - Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

     - Form S-8 (No. 333-80911) pertaining to the Company's 1998 Stock Incentive Plan;

     - Form S-8 (No. 333-60368) pertaining to the Company's 1998 Stock Incentive Plan, as amended; and

     - Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan.



                                              /s/ ERNST & YOUNG LLP

Greensboro, North Carolina
October 9, 2001